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Sidus Space, Inc.
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Sidus Space Announces Adjournment of Annual Meeting

Cape Canaveral, Fla. – June 17, 2025 – Sidus Space (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative, agile space mission enabler, today announced that its 2025 Annual Meeting of Stockholders, scheduled for June 17, 2025, has been adjourned due to a lack of quorum. The adjourned meeting will be held at 8:30 a.m. Eastern Time on Tuesday, July 1, 2025 at Homewood Suites, located at 9000 Astronaut Blvd., Cape Canaveral, FL 32920. The record date for determining stockholders eligible to vote on the proposals at the Annual Meeting remains April 28, 2025. A stockholder may use one of the following simple methods to vote:

●	Vote by Internet at www.annualgeneralmeetings.com/sidu2025 until 11:59 PM EDT on June 30, 2025 using the control number appearing on the proxy card.

●	Vote by mail by marking, dating and signing the proxy card, and returning it in the postage-paid envelope provided to Pacific Stock Transfer Company.

●	Vote at the Annual Meeting.

The Company strongly encourages any eligible stockholder that has not yet voted their shares, or provided voting instructions to their broker or other record holder, to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a space mission enabler providing flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: www.sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

investorrelations@sidusspace.com

Media Inquiries

press@sidusspace.com

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